UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________________

SUN

(Exact name of registrant as specified in its charter)

State of Incorporation: Wyoming

I.R.S. Employer Identification No.: 35-2871996

Principal Executive Offices: 10 Lily Pond Lane East Hampton, New York

Zip Code: 11937

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-287884

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock $0.0001 par value

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock of SUN (the “Company”) registered hereby is incorporated herein by reference to “Prospectus Summary,” and “Description of Securities to be Registered,” “Plan of Distribution,” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2025 (File No. 333-287884) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

ITEM 2. EXHIBITS.

Exhibit Number	Description
1	The Registrant’s Registration Statement on Form S-1 - (No. 333-287884) (the “Registration Statement”)
2	Articles of Incorporation - incorporated herein by reference to Exhibit 3.1 to the Registration Statement
3	Bylaws - incorporated herein by reference to Exhibit 3.2 to the Registration Statement
4	Legal Opinion Regarding the Legality of the Securities Being Registered - incorporated herein by reference to Exhibit 5.1 to the Registration Statement
5	Director Employment Agreement - incorporated herein by reference to Exhibit 10.1 to the Registration Statement
6	Partnership and Advertising Agreement - incorporated herein by reference to Exhibit 10.2 to the Registration Statement
7	Private Placement Subscription Agreement - incorporated herein by reference to Exhibit 10.3 to the Registration Statement
8	Investor Agreement for “Back to the Present LLC” dated October 9, 2024 - incorporated herein by reference to Exhibit 10.4 to the Registration Statement
9	Operating Agreement of Justin Souriau-Levine Studios LLC - incorporated herein by reference to Exhibit 10.5 to the Registration Statement
10	Form of Shareholders Subscription Agreement - incorporated herein by reference to Exhibit 10.6 to the Registration Statement
11	Consent of Independent Registered Public Accounting Firm - incorporated herein by reference to Exhibit 23.1 to the Registration Statement
12	Consent of Counsel (See Exhibit 5.1) - incorporated herein by reference to Exhibit 23.2 to the Registration Statement
13	Filing Fee Table - referenced herein by Exhibit 107 to the Registration Statement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 15, 2025

By: /s/ Michael Ssebugwawo Muyingo

Title: Chief Executive Officer

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